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EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
SOMNUS MEDICAL TECHNOLOGIES,  INC.
(Not to be used for signature guarantees)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share, including associated preferred stock purchase rights (the "Shares"), of Somnus Medical Technologies, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

WILMINGTON TRUST COMPANY

By Mail:	By Facsimile Transmission:	By Hand or Overnight:
Wilmington Trust Company Corporate Trust Reorganization Operations P.O. Box 8861 Wilmington, DE 19899-88610	(For Eligible Institutions only) (302) 651-1079 Confirm Facsimile Transmission: By telephone only (302) 651-8869	Wilmington Trust Company 1105 North Market Street, 1st Floor Wilmington, DE 19801 Attn: Corporate Trust Reorganization Operations

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

    The undersigned hereby tenders to Gyrus Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly owned indirect subsidiary of Gyrus Group PLC, a public limited company incorporated and existing under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated May 7, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares

Certificate Nos. (if available)

(Check box if Shares will be tendered by book-entry transfer)
/ / The Depository Trust Company
Account Number

Dated

Name(s) of Record Holder(s):

Please Print
Address(es):

(Zip Code)
Daytime Area Code and Tel. No.:

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Zip Code
Area Code and Tel. No.:

____________________________________________________________ Authorized Signature
Name:
____________________________________________________________ Please Type or Print

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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Notice of Guaranteed Delivery for Tender of Shares of Common Stock (Including the Associated Preferred Stock Purchase Rights) of SOMNUS MEDICAL TECHNOLOGIES, INC. (Not to be used for signature guarantees)
WILMINGTON TRUST COMPANY
GUARANTEE (Not to be used for signature guarantee)